                                                                     EXHIBIT 2.2



                          SECURITIES EXCHANGE AGREEMENT

         This Securities Exchange Agreement (this "Agreement") is made and entered into as of this 21st day of December, 2001 by and between Dean Holding Company, a Delaware corporation ("DHC"), and Morningstar Foods, Inc., a Delaware corporation ("Morningstar").

                              W I T N E S S E T H:

         WHEREAS, DHC holds all right, title and interest (legal, beneficial and equitable) in and to the membership interests set forth on Schedule A hereto (the "Schedule A Ownership Interests");

         WHEREAS, Morningstar holds all right, title and interest (legal, beneficial and equitable) in and to the membership interests set forth on Schedule B hereto (the "Schedule B Ownership Interests");

         WHEREAS, DHC wishes to dispose of the Schedule A Ownership Interests to Morningstar, and Morningstar wishes to acquire the Schedule A Ownership Interests from DHC;

         WHEREAS, Morningstar wishes to dispose of the Schedule B Ownership Interests to DHC, and DHC wishes to acquire the Schedule B Ownership Interests from Morningstar;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Assignment of Schedule A Ownership Interests. DHC hereby conveys, transfers and assigns to Morningstar all of its right, title, and interest (legal, beneficial and equitable) in and to the Schedule A Ownership Interests and agrees to deliver, duly endorsed in blank or otherwise in good form for transfer, certificate(s) representing the Schedule A Ownership Interests. Morningstar hereby accepts the assignment of the Schedule A Ownership Interests and agrees to be bound by all of the terms and provisions of the governing documents and agreements applicable to the Schedule A Ownership Interests as fully as if Morningstar were a party to such documents and agreements. It is the intention of the parties hereto that Morningstar shall (i) succeed to all of DHC's right, title, benefit and interest (legal, beneficial and equitable) in and to the Schedule A Ownership Interests and (ii) be substituted as the owner of the Schedule A Ownership Interests in the place and stead of DHC.

         2. Warranty of Title. DHC covenants and agrees with Morningstar and its successors and assigns to warrant and defend the transfer of the Schedule A Ownership Interests to Morningstar against any and all claims made by any person whatsoever. DHC represents and warrants to Morningstar that it is the true and lawful owner of the Schedule A Ownership Interests at the time of assignment to Morningstar and has full capacity, right and authority to transfer the Schedule A Ownership Interests as contemplated herein.

         3. Confirmatory Instruments and Documents. DHC hereby irrevocably constitutes and appoints Morningstar as its true and lawful attorney, with full power of substitution, in its name but on behalf of and for the benefit of Morningstar, to execute acknowledge, deliver, swear to, file and record in the appropriate public offices, any and all such confirmatory instruments and documents as may be necessary or appropriate to perfect or evidence the title or interest of Morningstar or its designee in and to any of the Schedule A Ownership Interests hereby assigned.

         4. Further Assurances. From time to time after the date of this Agreement, as and when requested by Morningstar, DHC shall, without further consideration, execute and deliver, or cause to be executed and delivered, such assignments, certificates, and other instruments of transfer, conveyance, assignment, and confirmation, furnish such further information, and take, or cause to be taken, such further or other actions as Morningstar may deem necessary or desirable to more fully transfer, assign and convey the Schedule A Ownership Interests to it and otherwise to carry out the intent and purposes of this Agreement and to consummate and give effect to other transactions, covenants and agreements contemplated hereby.

         5. Assignment of Schedule B Ownership Interests. Morningstar hereby conveys, transfers and assigns to DHC all of its right, title, and interest (legal, beneficial and equitable) in and to the Schedule B Ownership Interests and agrees to deliver, duly endorsed in blank or otherwise in good form for transfer, certificate(s) representing the Schedule B Ownership Interests. DHC hereby accepts the assignment of the Schedule B Ownership Interests and agrees to be bound by all of the terms and provisions of the governing documents and agreements applicable to the Schedule B Ownership Interests as fully as if DHC were a party to such documents and agreements. It is the intention of the parties hereto that DHC shall (i) succeed to all of Morningstar's right, title, benefit and interest (legal, beneficial and equitable) in and to the Schedule B Ownership Interests and (ii) be substituted as the owner of the Schedule B Ownership Interests in the place and stead of Morningstar.

         6. Warranty of Title. Morningstar covenants and agrees with DHC and its successors and assigns to warrant and defend the transfer of the Schedule B Ownership Interests to DHC against any and all claims made by any person whatsoever. Morningstar represents and warrants to DHC that it is the true and lawful owner of the Schedule B Ownership Interests at the time of assignment to DHC and has full capacity, right and authority to transfer the Schedule B Ownership Interests as contemplated herein.

         7. Confirmatory Instruments and Documents. Morningstar hereby irrevocably constitutes and appoints DHC as its true and lawful attorney, with full power of substitution, in its name but on behalf of and for the benefit of DHC, to execute acknowledge, deliver, swear to, file and record in the appropriate public offices, any and all such confirmatory instruments and documents as may be necessary or appropriate to perfect or evidence the title or interest of DHC or its designee in and to any of the Schedule B Ownership Interests hereby assigned.

         8. Further Assurances. From time to time after the date of this Agreement, as and when requested by DHC, Morningstar shall, without further consideration, execute and deliver, or cause to be executed and delivered, such assignments, certificates, and other instruments of transfer, conveyance, assignment, and confirmation, furnish such further information, and take, or cause to be taken, such further or other actions as DHC may deem necessary or desirable to more fully transfer, assign and convey the Schedule B Ownership Interests to it and otherwise to carry out the intent and purposes of this Agreement and to consummate and give effect to other transactions, covenants and agreements contemplated hereby.

         9. Filings and Consents. Each party hereto will use its best efforts to make all filings and registrations, give all notices and obtain all permits, licenses, consents and approvals from all courts, governmental authorities and other persons and entities as may be required under any applicable law, regulation, agreement or instrument binding upon it or which relates to the transfer or acceptance of the Schedule A Ownership Interests or the Schedule B Ownership Interests by it, as applicable, as contemplated in this Agreement or which otherwise is required to consummate or make effective the transactions contemplated in this Agreement.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to conflicts of laws principles.

         11. Counterparts. This Agreement may be executed in one or more original or facsimile counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

         12. Amendments. This Agreement may be amended only by an instrument in writing duly executed and delivered by or on behalf of each party hereto.

         13. Invalidity. In the event that any provision of this Agreement is declared to be void or unenforceable, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect to the extent feasible in the absence of the void and unenforceable provision. The parties furthermore agree to execute and deliver such amendatory contractual provisions to accomplish lawfully as nearly as possible the goals and purposes of the provision so held to be void or unenforceable.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                                       DEAN HOLDING COMPANY


                                             By: /s/ Michelle P. Goolsby
                                                --------------------------------
                                                 Michelle P. Goolsby
                                                 Executive Vice President,
                                                 Chief Administrative Officer,
                                                 General Counsel and
                                                 Secretary


                                       MORNINGSTAR FOODS, INC.


                                             By: /s/ Michelle P. Goolsby
                                                -------------------------------
                                                 Michelle P. Goolsby
                                                 Vice President, General Counsel
                                                 and Secretary

                                   Schedule A

                               Ownership Interests

              Company                      Type of Interest (stock,        Percentage of                           Certificate
               Name                             member, other)          Ownership Interest     Number of Units           No.
              -------                      ------------------------     ------------------     ---------------     ------------

Dean Dip and Dressing Company, LLC           Membership Units                   100%                  100                1

Ryan Foods Company, LLC                      Membership Units                   100%                  100                1

                                   Schedule B

                               Ownership Interests

              Company                      Type of Interest (stock,       Percentage of                             Certificate
               Name                               member, other)        Ownership Interest      Number of Units          No.
              -------                      ------------------------     ------------------      ---------------     ------------

Dean SoCal, LLC                                Common Stock                     100%                   100                4
